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                                                                     Exhibit 5.1

April 19, 2001

The Board of Directors
Onvia.com, Inc.
1260 Mercer Street
Seattle, Washington  98109

     Re:  Legal Opinion Regarding Validity of Securities Offered

Gentlemen:

  We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 1,820,040 shares of common stock, $.0001 par value per share (the "Shares"), of Onvia.com, Inc., a Delaware corporation ("Onvia") authorized for issuance, pursuant to the terms of the Agreement and Plan of Merger among Onvia, Dragon Acquisition Corporation and DemandStar.com, Inc., dated as of November 20, 2000 (the "Merger Agreement"), upon exercise of options granted under the DemandStar.com., Inc. 1999 Employee Incentive Compensation Plan (the "Plan").

  In connection with the offering of the Shares, we have examined the following:
(i) the Plan, which is filed as Exhibit 99.1 to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; (iii) the Merger Agreement; and (iv) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of Onvia.

  Our opinion assumes that the Shares are issued in accordance with the terms of the Plan and the Merger Agreement after the Registration Statement has become effective under the Act.

  Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon the due execution by Onvia and the registration by its registrar of the Shares, issuance by Onvia and receipt of the consideration for the Shares, consistent with the terms of the Plan and the Merger Agreement, the Shares will be validly issued, fully paid, and nonassessable.
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Onvia.com, Inc.
April 19, 2001
Page 2


  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              Graham & Dunn PC


                              /s/ Graham & Dunn PC